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EXHIBIT 10.19

[LOGO]    AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE—NET
(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.    Basic Provisions ("Basic Provisions")

        1.1    Parties:    This Lease ("Lease"), dated for reference purposes only, November 28, 2000, is made by and between MONROVIA TECHNOLOGY CAMPUS LLC ("Lessor") and SEEBEYOND TECHNOLOGY CORPORATION ("Lessee"), (collectively the "Parties," or individually a "Party").

        1.2    Premises:    That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as Mountain Ave. & Royal Oaks, Monrovia as depicted on Exhibit A attached hereto, located in the County of Los Angeles, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the "Project", if the property is located within a Project) Build to suit an approximately 80,000 sq. ft. building (the "Building") (final size to be determined at building completion) to be constructed by Lessor pursuant to the terms of this Lease. ("Premises"). (See also Paragraph 2)

        1.3    Term:    10 years and 0 months ("Original Term") commencing Upon substantial completion. Lessor shall give Lessee notice 30 days prior to completion. Commencement date shall not be prior to 3/1/02 but not after 6/1/02. Lessee shall have the right of cancellation if space is not available by 8/1/02. ("Commencement Date") and ending Ten (10) years after the commencement date ("Expiration Date"). (See also Paragraph 3)

        1.4    Early Possession:    N/A ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3)

        1.5    Base Rent:    $1.80/sq. ft. NNN per month ("Base Rent"), payable on the 1st day of each month commencing on the lease commencement date as defined in Paragraph 1.3. (See also Paragraph 4)

☒    If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. (See Paragraph 50)

        1.6    Base Rent Paid Upon Execution:    $0.00 as Base Rent for the period N/A.

        1.7    Security Deposit:    $85,000 cash deposit plus letter of credit as defined in Paragraph 57 ("Security Deposit"). (See also Paragraph 5)

        1.8    Agreed Use:    Office/R&D and high tech manufacturing. (See also Paragraph 6)

        1.9    Insuring Party.    Lessor is the "Insuring Party" unless otherwise stated herein. (See also Paragraph 8)

        1.10    Real Estate Brokers:    (See also Paragraph 15)

          (a)  Representation: The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction (check applicable boxes):

☐            represents Lessor exclusively ("Lessor's Broker"); ☒ Cresa Partners LLC, 11726 San Vicente Blvd., Ste., 500, L.A. 90049 represents Lessee exclusively ("Lessee's Broker"); or ☐            represents both Lessor and Lessee ("Dual Agency").

          (b)  Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement, the sum of        % of the total Base Rent for the brokerage services rendered by said Broker).

        1.11    Guarantor.    The obligations of the Lessee under this Lease are to be guaranteed by                                                 ("Guarantor"). (See also Paragraph 37)

        1.12    Addenda and Exhibits.    Attached hereto is an Addendum or Addenda consisting of Paragraphs 50 through 59 and Exhibits A, B & C, all of which constitute a part of this Lease.

2.    Premises.

        2.1    Letting.    Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease.

        2.2    Condition.    Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date. Lessor warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the "Building") shall be free of material defects. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from the Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. Except for latent defects, If, after the Commencement Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within: (i) five (5) years as to the roof and, (ii) one (1) year as to the remaining systems and other elements of the Building, correction of such non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

        2.3    Compliance.    Lessor warrants that the improvements on the Premises comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances ("Applicable Requirements") in effect on the Start Date. NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Start Date, which is addressed in Paragraph 6.2(e) below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:

          (a)  Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last two (2) years of this Lease and the cost thereof exceeds six (6) months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within ten (10) days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to six (6) months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least ninety (90) days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

          (c)  Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

3.    Term.

        3.1    Term.    The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

        3.3    Delay in Possession.    See Paragraph 1.3.

        3.4    Lessee Compliance.    Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.    Rent.

        4.1    Rent Defined.    All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

        4.2    Payment.    Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating.

5.    Security Deposit.    Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen (14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.    Use.

        6.1    Use.    Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use.

        6.2    Hazardous Substances.

          (a)    Reportable Uses Require Consent.    The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises,

  (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

          (b)    Duty to Inform Lessor.    If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

          (c)    Lessee Remediation.    Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee.

          (d)    Lessee Indemnification.    Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

          (e)    Lessor Indemnification.    Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

          (f)    Investigations and Remediations.    Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in Paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

        6.3    Lessee's Compliance with Applicable Requirements.    Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. (Building is new and complies completely)

        6.4    Inspection; Compliance.    Lessor and Lessor's "Lender" (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

7.    Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

        7.1    Lessee's Obligations.

          (a)    In General.    Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building. Also see Paragraph 52 of attached rider.

          (b)    Service Contracts.    Lessor shall, at Lessee's sole expense, procure and maintain contracts, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, (vii) clarifiers (viii) basic utility feed to the perimeter of the Building, and (ix) any other equipment, if reasonably required by Lessor.

          (c)    Replacement.    Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if the Basic Elements described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such Basic Elements, then such Basic Elements shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor's accountants), with Lessee reserving the right to prepay its obligation at any time.

        7.2    Lessor's Obligations.    Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

        7.3    Utility Installations; Trade Fixtures; Alterations.

          (a)    Definitions; Consent Required.    The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof, and the cumulative cost thereof during this Lease as extended does not exceed $200,000 in the aggregate or $50,000 in any one year.

          (b)    Consent.    Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.

          (c)    Indemnification.    Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

        7.4    Ownership; Removal; Surrender; and Restoration.

          (a)    Ownership.    Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

          (b)    Removal.    By delivery to Lessee of written notice from Lessor not earlier than ninety (90) and not later than thirty (30) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations, except those that have been approved by Lessor at time of installation, which is not be be unreasonably withheld, be removed by the expiration or termination of this Lease.

          (c)    Surrender/Restoration.    Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.    Insurance; Indemnity.

        8.1    Payment for Insurance.    Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $6,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice.

        8.2    Liability Insurance.

          (a)    Carried by Lessee.    Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

          (b)    Carried by Lessor.    Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

        8.3    Property Insurance—Building, Improvements and Rental Value.

          (a)    Building and Improvements.    The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any groundlessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

          (b)    Rental Value.    The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

          (c)    Adjacent Premises.    If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

        8.4    Lessee's Property/Business Interruption Insurance.

          (a)    Property Damage.    Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

          (b)    Business Interruption.    Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

          (c)    No Representation of Adequate Coverage.    Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

        8.5    Insurance Policies.    Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

        8.6    Waiver of Subrogation.    Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

        8.7    Indemnity.    Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

        8.8    Exemption of Lessor from Liability.    Except for Lessor's gross negligence or willful misconduct, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor.

9.    Damage or Destruction.

        9.1    Definitions.

          (a)  "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

          (b)  "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

          (c)  "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

          (d)  "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

          (e)  "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

        9.2    Partial Damage—Insured Loss.    If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect; or have this Lease terminate thirty (30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

        9.3    Partial Damage—Uninsured Loss.    If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

        9.4    Total Destruction.    Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

        9.5    Damage Near End of Term.    If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessee or Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

        9.6    Abatement of Rent; Lessee's Remedies.

          (a)    Abatement.    In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

          (b)    Remedies.    If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

        9.7    Termination—Advance Payments.    Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

        9.8    Waive Statutes.    Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.  Real Property Taxes.

        10.1    Definition of "Real Property Taxes."    As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises which may occur after the first 10 (10) years of the term of this Lease. Notwithstanding anything to the contrary contained in this Lease, "Real Property Taxes" shall not include tax penalties incurred as a result of Lessor's negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due. Lessor shall seek a reduction in Real Property Taxes to the extent reasonably requested by Lessee, provided that Lessee shall pay directly for all of the costs of seeking such reduction in Real Property Taxes and Lessee shall be reimbursed for the amount of such costs that it pays out of any actual reduction in Real Property Taxes achieved by such effort.

        10.2.

          (a)    Payment of Taxes.    Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment. If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

          (b)    Advance Payment.    In the event Lessee incurs a late charge on any Rent payment, Lessor may, at Lessor's option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations. All monies paid to Lessor under this Paragraph may be intermingled with other monies of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, at the option of Lessor, be treated as an additional Security Deposit.

        10.3    Joint Assessment.    If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

        10.4    Personal Property Taxes.    Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement.

11.    Utilities.    Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.

12.  Assignment and Subletting.

        12.1    Lessor's Consent Required.

          (a)  Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent. Said consent shall not be unreasonably withheld. Any net profits resulting from a sublease will be split 50%/50% between Lessor and Lessee.

          (b)  A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of fifty percent (50%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

          (c)  The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee to below $200,000,000 market capitalization of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

          (d)  An assignment or subletting of 50% of Lessee's space or more without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to one hundred ten percent (110%) of the Base

  Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to one hundred ten percent (110%) of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.

          (e)  Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

        12.2    Terms and Conditions Applicable to Assignment and Subletting.

          (a)  Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

          (b)  Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

          (c)  Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

          (d)  In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

          (e)  Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 or ten percent (10%) of the current monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

          (f)    Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

        12.3    Additional Terms and Conditions Applicable to Subletting.    The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a)  Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

          (b)  In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

          (c)  Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

          (d)  No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (e)  Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.  Default; Breach; Remedies.

        13.1    Default; Breach.    A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

          (a)  The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

          (b)  The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) business days following written notice to Lessee.

          (c)  The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) a Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Lessee.

          (d)  A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (e)  The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph 13.1 (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

          (f)    The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

          (g)  If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor; (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty; (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing; (iv) a Guarantor's refusal to honor the guaranty; or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

        13.2    Remedies.    If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

          (a)  Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

          (b)  Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

          (c)  Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

        13.4    Late Charges.    Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) business days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to 5% for delay of less than 10 days and 10% for delay beyond 10 days of such overdue amount of each such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

        13.5    Interest.    Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest ("Interest") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

        13.6    Breach By Lessor.

          (a)    Notice of Breach.    Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

          (b)    Performance by Lessee on Behalf of Lessor.    In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent an amount equal to the greater of one month's Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.    Condemnation.    If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of any building portion of the Premises, or more than twenty-five percent (25%) of the land area portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the

Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.  Brokers' Fee.

        15.1    Additional Commission.    In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee acquires any rights to the Premises or other premises owned by Lessor and located within the same Project, if any, within which the Premises is located, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of said Brokers in effect at the time of the execution of this Lease.

        15.2    Assumption of Obligations.    Any buyer or transferee of Lessor's interest in this Lease shall be deemed to have assumed Lessor's obligation hereunder. Each Broker shall be a third party beneficiary of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to a Broker any amounts due as and for commissions pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee's Broker when due, Lessee's Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within ten (10) days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee's Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor's Broker.

        15.3    Representations and Indemnities of Broker Relationships.    Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys' fees reasonably incurred with respect thereto.

16.  Estoppel Certificates.

          (a)  Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

          (b)  If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's Rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

          (c)  If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including, but not limited to, Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.    Definition of Lessor.    The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above.

18.    Severability.    The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.    Days.    Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20.    Limitation on Liability.    Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.    Time of Essence.    Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.    No Prior or Other Agreements; Broker Disclaimer.    This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and Attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.  Notices.

        23.1    Notice Requirements.    All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

        23.2    Date of Notice.    Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.    Waivers.    No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.    Recording.    Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees applicable thereto.

26.    No Right To Holdover.    Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred twenty five percent (125%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.    Cumulative Remedies.    No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.    Covenants and Conditions; Construction of Agreement.    All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.    Binding Effect; Choice of Law.    This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.  Subordination; Attornment; Non-Disturbance.

        30.1    Subordination.    This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lessor's Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

        30.2    Attornment.    Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

        30.3    Non-Disturbance.    With respect to existing Security Devices and any entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within sixty (60) days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said sixty (60) days, then Lessee may, at Lessee's option, directly contact Lessor's lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

        30.4    Self-Executing.    The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.    Attorneys' Fees.    If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32.    Lessor's Access; Showing Premises; Repairs.    Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "For Sale" signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary "For Lease" signs. Lessee may at any time place on or about the Premises any ordinary "For Sublease" sign.

33.    Auctions.    Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.    Signs.    Except for ordinary "For Sublease" signs, Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements. Approval not to be unreasonably withheld.

35.    Termination; Merger.    Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.    Consents.    Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including, but not limited to, architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including, but not limited to, consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

37.  Guarantor.

        37.1    Execution.    The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

        37.2    Default.    It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38.    Quiet Possession.    Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.  Options.

        39.1    Definition.    "Option" shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

        39.2    Options Personal To Original Lessee.    Each Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

        39.3    Multiple Options.    In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

        39.4    Effect of Default on Options.

          (a)  Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given three (3) or more notices of separate Default, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

          (b)  The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

          (c)  An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee three (3) or more notices of separate Default during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40.    Multiple Buildings.    If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41.    Security Measures.    Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.    Reservations.    Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43.    Performance Under Protest.    If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44.    Authority.    If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within thirty (30) days after request, deliver to the other Party satisfactory evidence of such authority.

45.    Conflict.    Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.    Offer.    Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47.    Amendments.    This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48.    Multiple Parties.    If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

49.    Mediation and Arbitration of Disputes.    An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is     ☒ is not attached to this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.    SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.    RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE

POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:		Executed at:	Monrovia, CA

on:		on:	12-6-2000

By LESSOR:		By LESSEE:
MONROVIA TECHNOLOGY CAMPUS LLC		SEEBEYOND TECHNOLOGY CORPORATION
By:		By:	/s/ Barry J. Plaga

Name Printed:		Name Printed:

Title:		Title:

By:	/s/ Blaine P. Fetter	By:

Name Printed:		Name Printed:

Title:		Title:

Address:	602 E. Huntington Drive, Ste. D	Address:

Monrovia, CA 91016

Telephone:	(626) 305-5530	Telephone:	( )

Facsimile:	(626) 305-5541	Facsimile:	( )

Federal ID No.		Federal ID No.

NOTE:	These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No. (213) 687-8616.
Initials:	[Illegible]	[Illegible]
©1997 - American Industrial Real Estate Association	REVISED	FORM STN-6-2/97E

RIDER TO LEASE DATED NOVEMBER 28, 2000

BY AND BETWEEN

MONROVIA TECHNOLOGY CAMPUS LLC, AS LESSOR

AND

SEEBEYOND TECHNOLOGY CORPORATION, AS LESSEE

        The following additional provisions are incorporated in the Lease dated November 28, 2000 by and between MONROVIA TECHNOLOGY CAMPUS LLC, ("Lessor") and SEEBEYOND TECHNOLOGY CORPORATION ("Lessee"). In the event of any conflicts between the provisions of this Rider and Paragraphs 1 through 49 of the printed lease form, the provisions of this Rider shall prevail.

        50.    ADJUSTMENT OF MONTHLY RENT.    The monthly rental shall be increased beginning the 24th month of the lease term and every 24th month thereafter. This increase shall be calculated by multiplying a rent of $1.67 per rentable square foot by the percentage equal to the increase, if any, in the Consumer Price Index of the United States Department of Labor, Bureau of Labor Statistics, all items average for the Los Angeles/Riverside/Orange County, California area (1982-84=100) (the "Index") applicable to the 24th month of the lease term as compared with the index for the 1st month of the term of this lease. The amount of the increase calculated on the $1.67 rental rate shall then be added to the $1.80 per rentable square foot rent. In no event shall the rental increase be less than 2% per year or be more than 5% per year.

        50.1    In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be final and binding upon the parties. The parties shall pay the costs of said arbitration equally.

        51.    TENANT IMPROVEMENT ALLOWANCE.    Landlord shall provide Tenant a tenant improvement allowance of up to $2,000,000 Dollars or $25 per rentable square foot of space in the Building (the "Tenant Improvement Allowance"). Landlord shall pay the Tenant Improvement Allowance, and Landlord shall construct the tenant improvements, in compliance with all applicable laws. The Tenant Improvement Allowance shall be paid directly to Contractor in three (3) equal progress payments equal to 30% of the Tenant Improvement Allowance. The first progress payment shall be paid after it has been mutually agreed that one third of the Tenant's Work has been satisfactorily completed as reasonably determined by the parties; the second progress payment shall be paid after it has been mutually agreed that two thirds of the Tenant's Work has been satisfactorily completed as reasonably determined by the parties; and the third progress payment shall be paid after it has been mutually agreed that 100% of the Tenant's Work has been satisfactorily completed as reasonably determined by the parties. Landlord shall pay each progress payment within thirty (30) days after receipt from Tenant of a request for payment, together with copies of submitted invoices, and all unconditional waiver and release upon progress payment for material and labor from Tenant's contractor, subcontractors and suppliers. The remaining 10% of the Tenant Improvement Allowance shall be paid within sixty (60) days following commencement of Tenant's business within the Building, and provided Tenant has provided Landlord with properly executed mechanics lien releases in compliance with California Civil Code Section 3262(d)(4) from Tenant's contractor, subcontractors and supplies performing work in the Premises pursuant to construction contracts in excess of $10,000.

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        52.    COMMON AREA: USE, MAINTENANCE AND COSTS.

        52.1    COMMON AREAS.    Lessor owns and manages a parcel of real property known as MONROVIA TECHNOLOGY CAMPUS LLC, located at the Mountain Avenue and Royal Oaks in Monrovia, California. Said real property, including land, buildings, common areas, and all other improvements thereon is herein called the "Entire Premises." Exhibit "A" attached hereto depicts the Entire Premises. As used herein, "common areas" shall mean all areas within the Entire Premises which are not specifically leased or held for lease by Lessor, including, without limiting the foregoing, parking areas, driveways, sidewalks, loading areas, access and egress roads, corridors, landscaped and planted areas, and all other improvements provided by Lessor for the common use of Lessees. Lessor may from time to time change the size, location, nature, and use of any of the common areas including converting common areas into leasable areas, and increasing or decreasing common area land and/or facilities.

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[MAP]

INITIAL HERE	INITIAL HERE
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        52.2    USE OF COMMON AREAS.    Lessee, its employees, agents, customers, and business invitees shall have the non-exclusive use (in common with other Lessees) to use the common areas for the purpose intended, subject to such reasonable rules and regulations relating to such use as Lessor may from time to time establish. Lessee agrees after notice thereof to abide by such rules and regulations and to use its best efforts to cause its officers, employees, agents, customers, and business invitees to conform thereto. Lessor may at any time temporarily close any common areas to effect construction, repairs, or changes thereto, or prevent the acquisition of public rights in such areas, and may do such other acts in and to the common areas as in its reasonable judgment may be desirable to improve the convenience thereof. Lessee shall not at any time interfere with rights of the Lessor, or other Lessees, or of any other person entitled to use the common areas to use any part thereof.

        52.3    MAINTENANCE OF COMMON AREAS.    Lessor shall operate, manage, equip, clean, sweep, remove refuse, light, patrol, repair, replace, and maintain the common areas for their intended purposes.

        52.4    COMMON AREA COSTS.    Lessee shall pay to Lessor, in the manner provided in Paragraph 52.5, Lessee's pro rata share of all common area costs, plus 3% management fee. Common area costs shall include all costs and expenses incurred by the Lessor for the operation and maintenance of the common areas during the lease term (including reasonable appropriate reserves) including, without limiting the foregoing, costs and expenses of garden and landscaping; water and sewage charges; maintenance of signs (other than Lessee's signs); premiums for liability, property damage, fire and other types of casualty, and workmen's compensation insurance; all real property taxes and assessments levied on or attributable to the common areas and all improvements therein; personal property taxes levied on or attributable to personal property used in connection with the common areas; fees for required licenses and permits; costs and expenses of repairs, resurfacing, repaving, maintenance, painting, lighting, exterior light electricity, cleaning, refuse removal, air conditioner servicing, parking lot sweeping, window washing, security and similar items; property taxes and insurance premiums for such calendar year). Lessor may, however, cause any or all such services to be provided by an independent contractor or contractors. Operating Expenses shall not include the following: (i) capital expenditures, except as addressed in Paragraph 2.3; (ii) attorneys' fees in connection with the negotiation and preparation of leases; (iii) costs arising from the negligence or fault of other Lessees or Lessor; (iv) costs arising from the release of Hazardous Materials or substances in or about the Premises or the Project in violation of applicable law not placed in the Premises or the Project as defined in Section 6.2 by Lessee; (v) costs (including attorneys' fees and costs of settlement, judgments and payments in lieu thereof) arising from claims or disputes pertaining to Lessor and/or the Project; (vi) any expenses incurred by Lessor for use of any portions of the Project to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, beyond the normal expenses otherwise attributable to providing Project services, such as lighting and air conditioning to such public portions of the Project in normal Project operations during standard Project hours of operation. In the event any facilities, services or utilities used in connection with the project are provided from another Project owned or operated by Lessor or vice versa, the costs incurred by Lessor in connection therewith shall be allocated to Operating Expenses by Lessor on a reasonably equitable basis. Lessor will not collect or be entitled to collect Operating Expenses from all of its Lessees in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid by Lessor in connection with the operation of the Project. Each time Lessor provides Lessee with an actual and/or estimated statement of Operating Expenses, such statement shall be itemized on a line item by line item basis.

        52.5    LESSEE'S SHARE AND PAYMENT.    Lessee's pro rata share of the common area costs referred to in Paragraph 52.4 shall be a fraction of which the numerator is the square foot area of the premises, as set forth in Paragraph 1.2, and the denominator is the aggregate number of square feet of floor area on the Entire Premises upon the date the computation is made. The annual pro rata charge

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to Lessee shall be paid in monthly installments on the first day of each calendar month of the lease term after commencement thereof (prorated for any fractional month) in advance, in an amount estimated by the Lessor. Lessee's pro rata share of insurance charges are not included in the common area charges and shall be charged annually, in advance, in accordance with established policies and procedures of the Lessor. Within one hundred twenty (120) days after the end of each calendar year of the lease term, Lessor shall furnish to Lessee an accounting statement in reasonable detail, of the actual costs and expenses paid or incurred by Lessor during the preceding calendar year in respect of the common areas, prepared in accordance with generally accepted accounting principles by Lessor's accountant, applied in accordance with Paragraph 52.5, and thereupon there shall be an adjustment between Lessor and Lessee, with payment to or credit given by Lessor as the case may require, to the end that Lessor shall receive the entire amount of Lessee's share of such costs and expenses for such period.

        52.6    INSPECTION OF OPERATING EXPENSE RECORDS.    Lessor shall maintain in a safe and orderly manner all of its records pertaining to the Operating Expenses payable by Lessee pursuant to this Lease for a period of three (3) years after the completion of each Lease Year. Lessor shall maintain such records on a current basis and in sufficient detail to permit adequate inspection, copying and review thereof and, at all reasonable times, Lessee may review, audit, inspect and copy all of such records. If Lessee disputes any Operating Expenses statements provided under this Lease, Lessee may, by written notice to Lessor within two (2) years after receipt of Lessor's statement for a particular Lease Year, cause an inspection, review and copying to be commenced of the Operating Expenses for such Lease Year at Lessee's sole expense, to verify if Lessor's statement was accurate. If such inspection, or an inspection conducted by another Lessee in the Project, reveals an overpayment of Operating Expenses for any Lease Year within the Term, then, provided Lessor does not reasonably dispute the results of such inspection and send to Lessee a notice disputing the results of such inspection within ten (10) business days of receipt of the results of such inspection from Lessee, Lessor shall credit the amount of the overcharge against the next monthly rent payment(s) of Lessee, or if the Term has expired otherwise been terminated, refund the overpayment to Lessee. If Lessor disputes the results of an inspection done by Lessee, Lessor shall send Lessee a notice thereof within ten (10) business days after receipt of the results of such inspection. To the extent Lessor disputes a portion of the results of such inspection, Lessor shall credit the undisputed portion of the overcharge against the next monthly rent payments of Lessee of it the Term has expired or otherwise has been terminated, shall refund the undisputed portion of the overcharges to the Lessee. If it is determined that Lessor's statement overstated the Operating Expenses for the year in question by more than two percent (2%), Lessee shall be entitled to receive from Lessor its actual and reasonable inspection expenses incurred in inspecting such statement, and a reimbursement of attorneys' fees incurred in determining the recovering the overpayment in addition to the credit, or when appropriate, a refund of the overpayment. Lessee's failure to dispute a year-end statement within two (2) years after receipt of Lessor's statement for a particular Lease Year shall preclude Lessee from thereafter contesting such statement. Lessor shall be precluded from sending Lessee a revised statement for the Project Expenses described in any year-end statement after the expiration of the two (2) year period immediately following Lessee's receipt of such year-end statement.

        53.    CONDITION AND REPAIR OF PREMISES.

        53.1    NORMAL WEAR AND TEAR DEFINITION.    As defined in this Lease, normal wear and tear is described as gradual physical deterioration of property due to normal use, passage of time and weather.

        53.2    RESOLVING CONDITION AND REPAIR OF PREMISES DISPUTES.    If a dispute arises concerning the extent of either Lessee's or Lessor's duty to keep the Premises or the Common Areas in good order and repair or Lessee's duty to surrender the Premises in the same condition as

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received except for ordinary wear and tear, the parties agree of the following procedure to resolve such dispute:

  A.
  The parties will meet at the premises, within five (5) days of telephone notice from either party, for the purpose of resolving the dispute, including any dispute as to each party's responsibility for any required repairs.

  B.
  If either party refuses to meet or if the parties are unable to resolve their dispute(s) within three (3) business days, then either party may refer the dispute to binding arbitration.

  C.
  Such arbitration shall be held at a time mutually convenient for the parties at a location in Los Angeles County to be selected by the arbitrator. The arbitrator shall be selected from the panel of arbitrators maintained by the American Arbitration Association in Los Angeles County. The rules of the American Arbitration Association shall govern the proceeding. All costs of the arbitration shall be borne by the parties equally. The prevailing party in the arbitration shall be entitled to reimbursement of his reasonable attorney's fees, if such party incurs attorney's fees. The decision of the arbitrator shall be binding on all parties and may be enforced by any court having jurisdiction.

  D.
  Unless both parties agree, no other dispute concerning the Lease shall be resolved by arbitration except when specifically required under this lease.

        54.    PARKING.    Without any additional rent obligation on the part of the Lessee, Lessee, its officers, employees, and agents shall be entitled to parking space at a ratio of 3.9/1000 per rentable square foot. Said parking spaces shall be located in the parking areas for the Entire Premises as depicted on Exhibit "A" hereto and shall be on an assigned or non-assigned basis as Lessor in its reasonable discretion shall determine. Said parking spaces shall be limited to vehicles no larger than standard sized automobiles or pick-up utility vehicles and Lessee shall not park larger trucks or other large vehicles on the Entire Premises. Lessee shall not use more than allotted parking spaces; if Lessee parks additional vehicles in the parking area, Lessor may, in addition to other remedies under this Lease, require the payment of a reasonable daily charge for each additional vehicle.

        55.    RIGHT OF FIRST OFFER (BUILDING).    Landlord hereby grants to Tenant a right of first offer with respect to any space available in the building (the "First Offer Space"). Notwithstanding the foregoing, such first offer right of Tenant shall commence only following the expiration or earlier termination of (i) any existing lease pertaining to the First Offer Space; and (ii) such right of first offer shall not apply to any renewal of an existing or future lease, whether or not such renewal is pursuant to an express written provision in such lease, and regardless of whether any such renewal is consummated pursuant to a lease amendment or a new lease.

        55.1   Landlord shall notify Tenant ("First Offer Notice") from time to time when Landlord determines that Landlord shall commence the marketing of any First Offer Space because such space shall become available for lease to third parties, where no holder of a superior right desires to lease such space. The First Offer Notice shall describe the space so offered to Tenant and the economic terms which Landlord offers to Tenant. Notwithstanding the foregoing, Landlord's obligation to deliver the First Offer Notice shall not apply during the last six (6) months of the initial Lease Term unless Tenant has exercised its option to extend the Lease Term pursuant to Section 59 of the Lease.

        55.2   If Tenant wishes to exercise Tenant's right of first offer with respect to the space described in the First Offer Notice, then Tenant shall so notify Landlord. Landlord and Tenant shall, for a period of five (5) business days after the First Offer Notice, negotiate in good faith to reach agreement as to such economic terms for the leasing of the First Offer Space. If Landlord and Tenant are unable to reach agreement on such economic terms within said five (5) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant's right of first offer shall terminate as to the First Offer Space

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described in the First Offer Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

        55.3   If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as negotiated pursuant to Section 55.2. Tenant shall commence payment of rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery of such space to Tenant. The Lease Term for the First Offer Space shall expire co-terminously with Tenant's lease of the initial Premises, unless the parties agree otherwise in writing.

        55.4   The rights contained in this Section 55 shall be personal to the original Tenant and any affiliate of the original Tenant (as defined in Section 1.1 of this Lease and hereinafter referred to as an "Affiliate"), and may only be exercised by the original Tenant and any Affiliate (and not any other assignee, sublessee or other transferee of the original Tenant's interest in this Lease) if Tenant or any Affiliate occupies the entire Premises as of the date of the First Offer Notice. Tenant shall not have the right to lease First Offer Space if, as of the date of the First Offer Notice, or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease beyond any applicable cure or grace period.

        56.    RIGHT OF OFFER ON REMAINING PHASES.    Lessee shall have first right of offer on remaining buildings—Phases II - V as shown in "Exhibit C" which shall be negotiated in a separate agreement.

        57.    SECURITY DEPOSIT.    Upon execution of lease agreement, Lessee shall make an $85,000 cash deposit and post a $347,000 Letter of Credit equal to three (3) months rent. Upon occupancy of premises, Lessee shall post a second Letter of Credit equal to an additional three (3) months rent ($432,000). Letters of Credit shall be issued by Comerica Bank-California or other third party bank acceptable to Lessor and shall contain an "evergreen" provision requiring annual renewals. Lessor reserves the right to draw upon Letters of Credit in the event: (i) Lessee has not provided Lessor with evidence of annual renewals at least 15 calendar days prior to the expiration dates Lessor shall provide 30 days notice prior to expiration; (ii) Lessee's material financial default under the lease; and (iii) Lessee's filing bankruptcy and Lessee's rejection of the lease through bankruptcy. The need for these Letters of Credit will be eliminated upon Lessee acquiring a Bbb credit rating and at which time the security deposit will be reduced to the $85,000 cash deposit.

        58.    DDA CONFORMING PROVISION.    Lessee herein covenants by and for itself that this Lease is made and accepted upon and subject to the following conditions:

          "There shall be no discrimination against or segregation of any person or group of persons contrary to the terms of applicable law on account of race, color, creed, religion, sex, material status, physical or mental disability or medical condition, ancestry or national origin in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased nor shall Lessee establish or permit any such practice or practices or discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendors in the Premises herein leased. Lessee shall incorporate the terms of this paragraph in each lease, sublease, assignment or occupancy agreement executed by Lessee for all or a portion of the Premises."

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[Logo]

OPTION(S) TO EXTEND
STANDARD LEASE ADDENDUM

Dated	November 28, 2000
By and Between (Lessor)	MONOROVIA TECHNOLOGY CAMPUS LLC
(Lessee)	SEEBEYOND TECHNOLOGY CORPORATION
Address of Premises:	Mountain Ave. & Royal Oaks, Monrovia, CA

Paragraph 59

A.    OPTION(S) TO EXTEND:

Lessor hereby grants to Lessee the option to extend the term of this Lease for two (2), additional sixty (60) month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:

            (i)  In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least six prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.

          (ii)  The provisions of paragraph 39, including those relating to Lessee's Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.

          (iii)  Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

          (iv)  This Option is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.

          (v)  The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below:

  (Check Method(s) to be Used and Fill in Appropriately)

☐
I.    Cost of Living Adjustment(s) (COLA)

        a.    On (Fill in COLA Dates):

the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (Fill in Urban Area):

All Items (1982-1984=100), herein referred to as "CPI".

        b.    The monthly rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month two months prior to the month(s) specified in paragraph A.I.a. above during which the adjustment is to take effect,

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and the denominator of which shall be the CPI of the calendar month which is two months prior to (select one): ☐ the first month of the term of this Lease as set forth in paragraph 1.3 ("Base Month") or ☐ (Fill in Other "Base Month"):

                                                 . The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.

        c.    In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.

☒
II.    Market Rental Value Adjustment(s) (MRV)

        a.    On (Fill in MRV Adjustment Date(s))Upon the date of the month of expiration in the year 2011 as set forth in Paragraph 1.3 of Lease and upon the date of the month of expiration in the year 2016 the Base Rent shall be adjusted to 95% of the "Market Rental Value" of the property as follows:

          1)    Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached, within thirty days, then:

            (a)  Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next thirty days. Any associated costs will be split equally between the Parties, or

            (b)  Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:

                (i)  Within fifteen days thereafter, Lessor and Lessee shall each select an ☒ appraiser or ☐ broker ("Consultant"—check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

              (ii)  The three arbitrators shall within thirty days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor's or Lessee's submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

              (iii)  If either of the Parties fails to appoint an arbitrator within the specified fifteen days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

              (iv)  The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, ie, the one that is NOT the closest to the actual MRV.

          2)    Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.

        b.    Upon the establishment of each New Market Rental Value:

          1)    the new MRV will become the new "Base Rent" for the purpose of calculating any further Adjustments, and

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          2)    the first month of each Market Rental Value term shall become the new "Base Month" for the purpose of calculating any further Adjustments.

☐
III.    Fixed Rental Adjustment(s) (FRA)

The Base Rent shall be increased to the following amounts on the dates set forth below:

On (Fill in FRA Adjustment Date(s));	The New Base Rent shall be;
$
$
$
$

B.    NOTICE:

        Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

C.    BROKER'S FEE:

        The Brokers specified in paragraph 1.10 shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease.

Initials:	[Illegible]	Initials:	[Illegible]
©1997 - American Industrial Real Estate Association	REVISED	FORM OE-2-3/97E

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QuickLinks

EXHIBIT 10.19
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE—NET (DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)
RIDER TO LEASE DATED NOVEMBER 28, 2000 BY AND BETWEEN MONROVIA TECHNOLOGY CAMPUS LLC, AS LESSOR AND SEEBEYOND TECHNOLOGY CORPORATION, AS LESSEE
OPTION(S) TO EXTEND STANDARD LEASE ADDENDUM